EXHIBIT 99
Restaurant Brands International Inc. Reports First Quarter 2024 Results

Consolidated system-wide sales grow 8.1% year-over-year
Global comparable sales of 4.6% driven by 7.5% at TH Canada, 4.2% at BK International, 3.9% at BK US and 6.2% at PLK US
Solid growth in system-wide sales translates into bottom-line growth for franchisees and the Company
$300 million expanded remodel program at BK US puts business on path to reach 85% to 90% modern image by 2028

Toronto, April 30, 2024 - Restaurant Brands International Inc. (“RBI”) (TSX: QSR) (NYSE: QSR) (TSX: QSP) today reported financial results for the first quarter ended March 31, 2024. Josh Kobza, Chief Executive Officer of RBI commented, "I am proud of the hard work our teams and franchisees are doing to deliver high-quality products, great service and a compelling value proposition for guests every day. Our results are a reflection of their efforts and the strong foundation we have built that sets us up to drive continued improvements in franchisee profitability and deliver our long-term outlook."
First Quarter 2024 Highlights:
•Consolidated comparable sales increased 4.6% and net restaurants grew 3.9% versus the prior year
•System-wide sales increased 8.1% year-over-year
•Income from Operations of $544 million versus $447 million in the prior year
•Net Income of $328 million versus $277 million in prior year
•Diluted EPS was $0.72 versus $0.61 in prior year
•Adjusted Operating Income of $540 million increased 7.7% organically versus the prior year
•Adjusted Diluted EPS of $0.73 decreased (0.9)% organically versus the prior year

Consolidated Operational Highlights	Three Months Ended March 31,
	2024	2023
	(Unaudited)
System-wide Sales Growth
TH	7.8%	16.1%
BK	2.6%	8.5%
PLK	10.4%	9.6%
FHS	4.3%	8.7%
INTL	11.6%	21.6%
Consolidated	8.1%	14.7%

System-wide Sales (in US$ millions)
TH	$1,725	$1,596
BK	$2,753	$2,684
PLK	$1,517	$1,374
FHS	$301	$289
INTL	$4,216	$3,889
Consolidated	$10,512	$9,832

Comparable Sales
TH	6.9%	14.9%
BK	3.8%	8.7%
PLK	5.7%	3.6%
FHS	0.3%	6.2%
INTL	4.2%	12.6%
Consolidated	4.6%	10.3%

Net Restaurant Growth
TH	—%	(0.9)%
BK	(2.4)%	(1.3)%
PLK	4.7%	6.3%
FHS	3.6%	2.2%
INTL	8.4%	8.9%
Consolidated	3.9%	4.2%

System Restaurant Count at Period End
TH	4,505	4,507
BK	7,139	7,317
PLK	3,412	3,260
FHS	1,277	1,233
INTL	14,780	13,639
Consolidated	31,113	29,956

Consolidated Financial Highlights

	Three Months Ended March 31,
(in US$ millions, except per share data)	2024	2023
	(Unaudited)
Total Revenues	$1,739	$1,590
Income from Operations	$544	$447
Net Income	$328	$277
Diluted Earnings per Share	$0.72	$0.61

TH	$224	$212
BK	$106	$96
PLK	$58	$51
FHS	$10	$9
INTL	$142	$137
Adjusted Operating Income (a)	$540	$505

Adjusted EBITDA (a)	$627	$588

Adjusted Net Income (a)	$331	$340
Adjusted Diluted Earnings per Share (a)	$0.73	$0.75

	Three Months Ended March 31,
(in US$ millions, unaudited)	2024	2023
	(Unaudited)
Net cash provided by operating activities	$148	$95
Net cash (used for) provided by investing activities	$(31)	$—
Net cash (used for) provided by financing activities	$(203)	$(240)
Free Cash Flow (a)	$122	$77

Net Debt (a)	$12,318	$12,331
Net Income Net Leverage (b)	7.0x	8.3x
Adjusted EBITDA Net Leverage (a)	4.8x	5.1x

(a) Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted Earnings per Share, Free Cash Flow, Net Debt, and Adjusted
EBITDA Net Leverage are non-GAAP financial measures. Please refer to "Non-GAAP Financial Measures" for further detail.
(b) Net Income Net Leverage is defined as net debt (total debt less cash and cash equivalents) divided by Net Income.

We have five operating segments: Tim Hortons (TH), Burger King (BK), Popeyes Louisiana Kitchen (PLK), Firehouse Subs (FHS) and International (INTL).

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by increases in system-wide sales in all our segments. On an as reported basis, INTL was impacted by an unfavorable FX Impact, partially offset by a favorable FX Impact at TH.

The year-over-year increase in Income from Operations was primarily driven by increases in segment income in all of our segments, a favorable change from other operating expenses (income), net, the non-recurrence of FHS Transaction costs and a favorable change from the impact of equity method investments, partially offset by an unfavorable FX Impact and CRG Transaction costs.

The increase in Net Income was primarily driven by the year-over-year increase in Income from Operations, partially offset by an increase in income taxes and interest expense, net.

The year-over-year increases in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by increases in segment income in all of our segments. On an as reported basis, INTL was impacted by an unfavorable FX Impact, partially offset by a favorable FX Impact at TH.
The year-over-year decrease in Adjusted Net Income was primarily driven by an increase in adjusted income tax expense, an increase in adjusted interest expense and unfavorable FX movements, partially offset by increases in segment income in all of our segments.

Burger King US Reclaim the Flame
In September 2022, Burger King shared the details of its "Reclaim the Flame" plan to accelerate sales growth and drive franchisee profitability. We will be investing $400 million over the life of the plan, comprised of $150 million in advertising and digital investments ("Fuel the Flame") and $250 million in high-quality remodels and relocations, restaurant technology, kitchen equipment, and building enhancements ("Royal Reset").

During the three months ended March 31, 2024, we funded $6 million toward the Fuel the Flame investments, including $5 million toward our support behind the Burger King US advertising fund, and $19 million toward our Royal Reset investments, including $9 million toward remodels. As of March 31, 2024, we have funded a total of $79 million toward the Fuel the Flame investments and $81 million toward our Royal Reset investments.

On April 30, 2024, Burger King announced plans to extend its Long-Term Royal Reset program with plans to invest an additional $300 million in remodels from 2025 through 2028. Through the initial Reclaim the Flame investment, plans to remodel 600 Carrols Restaurant Group restaurants and this extended remodel program, Burger King will be on a path to achieve its goal of 85% to 90% modern image by 2028.

TH Segment Results

	Three Months Ended March 31,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	7.8%	16.1%
System-wide Sales	$1,725	$1,596
Comparable Sales	6.9%	14.9%

Net Restaurant Growth	—%	(0.9)%
System Restaurant Count at Period End	4,505	4,507

Sales	$637	$618
Franchise and Property Revenues	$231	$213
Advertising Revenues and Other Services	$70	$62
Total Revenues	$939	$893

Cost of Sales	$526	$505
Franchise and Property Expenses	$81	$79
Advertising Expenses and Other Services	$70	$65
Segment G&A	$42	$37
Adjustments:
Franchise Agreement Amortization	$2	$2
Cash Distributions Received from Equity Method Investments	$3	$3
Adjusted Operating Income	$224	$212

Share-based Compensation and Non-Cash Incentive Compensation Expense	$12	$12
Depreciation and Amortization, excluding Franchise Agreement Amortization	$26	$25
Adjusted EBITDA (a)	$262	$248

(a) Adjusted EBITDA for TH is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the first quarter of 2024, the increase in system-wide sales was primarily driven by comparable sales of 6.9%, including Canada comparable sales of 7.5%.

The year-over-year increases in Total Revenues on an as reported and on an organic basis were primarily driven by an increase in system-wide sales as well as an increase in supply chain sales and increases in equipment sales, partially offset by a decrease in consumer packaged goods sales as a result of increased promotional activity and trade investments. The increase in Total Revenues on an as reported basis benefited from a slight favorable FX Impact.

The year-over-year increase in Adjusted Operating Income on an as reported and on an organic basis was primarily driven by the increase in system-wide sales and advertising expenses and other services exceeding advertising revenues and other services in the prior year period as compared to being comparable in the current year period, partially offset by an increase in Segment G&A and supply chain bad debt expense associated with sales of coffee to certain international franchisees. The increase in Segment G&A was primarily driven by higher compensation-related expenses and an increase in professional fees. The increase in Adjusted Operating Income on an as reported basis also benefited from a slight favorable FX Impact.

BK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	2.6%	8.5%
System-wide Sales	$2,753	$2,684
Comparable Sales	3.8%	8.7%

Net Restaurant Growth	(2.4)%	(1.3)%
System Restaurant Count at Period End	7,139	7,317

Sales	$58	$19
Franchise and Property Revenues	$175	$172
Advertising Revenues and Other Services	$117	$106
Total Revenues	$350	$297

Cost of Sales	$52	$17
Franchise and Property Expenses	$33	$36
Advertising Expenses and Other Services	$125	$117
Segment G&A	$36	$34
Adjustments:
Franchise Agreement Amortization	$2	$3
Adjusted Operating Income	$106	$96

Share-based Compensation and Non-Cash Incentive Compensation Expense	$10	$10
Depreciation and Amortization, excluding Franchise Agreement Amortization	$9	$9
Adjusted EBITDA (a)	$125	$115
(a) Adjusted EBITDA for BK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the first quarter of 2024, the increase in system-wide sales was driven by comparable sales of 3.8%, including US comparable sales of 3.9%, partially offset by net restaurant growth of (2.4)%.

The year-over-year increase in Total Revenues was primarily driven by an increase in sales from Company restaurants and increases in advertising fund contributions from vendors and franchisees.

Sales and Cost of Sales in the current year quarter were impacted by the acquisition of 89 Company restaurants in the fourth quarter of 2023 and 38 additional Company restaurants on January 16, 2024. As of March 31, 2024, BK owned and operated 175 Company restaurants.

The year-over-year increase in Adjusted Operating Income was primarily driven by the increase in system-wide sales, impact of Company restaurant acquisitions, bad debt recoveries in the current year period compared to bad debt expense in the prior year period, and advertising expenses and other services exceeding advertising revenues and other services in the current period to a lesser extent than in the prior year period, partially offset by a slight increase in Segment G&A.

PLK Segment Results

	Three Months Ended March 31,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	10.4%	9.6%
System-wide Sales	$1,517	$1,374
Comparable Sales	5.7%	3.6%

Net Restaurant Growth	4.7%	6.3%
System Restaurant Count at Period End	3,412	3,260

Sales	$23	$21
Franchise and Property Revenues	$80	$73
Advertising Revenues and Other Services	$75	$66
Total Revenues	$178	$159

Cost of Sales	$19	$19
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$76	$67
Segment G&A	$22	$21
Adjustments:
Franchise Agreement Amortization	$1	$1
Adjusted Operating Income	$58	$51

Share-based Compensation and Non-Cash Incentive Compensation Expense	$7	$6
Depreciation and Amortization, excluding Franchise Agreement Amortization	$2	$2
Adjusted EBITDA (a)	$67	$59

(a) Adjusted EBITDA for PLK is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the first quarter of 2024, the increase in system-wide sales was driven by comparable sales of 5.7%, including US comparable sales of 6.2%, and net restaurant growth of 4.7%.

The year-over-year increases in Total Revenues and Adjusted Operating Income were primarily driven by the increase in system-wide sales and, to a lesser extent, an increase in Company restaurant sales and profitability.

FHS Segment Results

	Three Months Ended March 31,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	4.3%	8.7%
System-wide Sales	$301	$289
Comparable Sales	0.3%	6.2%

Net Restaurant Growth	3.6%	2.2%
System Restaurant Count at Period End	1,277	1,233

Sales	$10	$10
Franchise and Property Revenues	$25	$23
Advertising Revenues and Other Services	$15	$4
Total Revenues	$50	$37

Cost of Sales	$9	$8
Franchise and Property Expenses	$2	$2
Advertising Expenses and Other Services	$15	$5
Segment G&A	$14	$13
Adjusted Operating Income	$10	$9

Share-based Compensation and Non-Cash Incentive Compensation Expense	$3	$3
Depreciation and Amortization, excluding Franchise Agreement Amortization	$1	$1
Adjusted EBITDA (a)	$14	$13

(a) Adjusted EBITDA for FHS is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the first quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 3.6% and relatively flat comparable sales of 0.3%.

The year-over-year increase in Total Revenues was primarily driven by an increase in Advertising Revenues and Other Services reflecting the modification of FHS' Advertising fund arrangements to be more consistent with those of our other brands.

The year-over-year increase in Adjusted Operating Income was primarily driven by the increase in system-wide sales, partially offset by modest increases in Cost of Sales and Segment G&A.

INTL Segment Results

	Three Months Ended March 31,
(in US$ millions)	2024	2023
	(Unaudited)
System-wide Sales Growth	11.6%	21.6%
System-wide Sales	$4,216	$3,889
Comparable Sales	4.2%	12.6%

Net Restaurant Growth	8.4%	8.9%
System Restaurant Count at Period End	14,780	13,639

Sales	$—	$—
Franchise and Property Revenues	$201	$187
Advertising Revenues and Other Services	$21	$16
Total Revenues	$222	$203

Cost of Sales	$—	$—
Franchise and Property Expenses	$8	$5
Advertising Expenses and Other Services	$23	$18
Segment G&A	$53	$46
Adjustments:
Franchise Agreement Amortization	$3	$3
Adjusted Operating Income	$142	$137

Share-based Compensation and Non-Cash Incentive Compensation Expense	$14	$14
Depreciation and Amortization, excluding Franchise Agreement Amortization	$3	$2
Adjusted EBITDA (a)	$159	$153

(a) Adjusted EBITDA for INTL is a non-GAAP financial measure. Please refer to "Non-GAAP Financial Measures" for further detail.

For the first quarter of 2024, the increase in system-wide sales was driven by net restaurant growth of 8.4%, and comparable sales of 4.2%.

The year-over-year increase in Total Revenues on an as reported and on an organic basis was primarily driven by increases in royalties and higher advertising fund contributions by franchisees and vendors in the limited markets where we manage the advertising funds. The increase in Total Revenues on an as reported basis was partially offset by an unfavorable FX Impact.

The year-over-year increases in Adjusted Operating Income on an as reported and on an organic basis were primarily driven by the increases in system-wide sales, partially offset by higher Segment G&A driven by higher compensation-related expenses and higher Franchise and Property Expenses primarily related to Tim Hortons due to an increase in bad debt expenses. The year-over-year increase in Adjusted Operating Income on an as reported basis was partially offset by an unfavorable FX impact.

Cash and Liquidity
As of March 31, 2024, Total debt was $13.4 billion, Net debt (Total debt less Cash and cash equivalents of $1.0 billion) was $12.3 billion, Net Income Net Leverage was 7.0x and Adjusted EBITDA Net Leverage was 4.8x.
The RBI Board of Directors has declared a dividend of $0.58 per common share and partnership exchangeable unit of Restaurant Brands International Limited Partnership for the second quarter of 2024. The dividend will be payable on July 5, 2024 to shareholders and unitholders of record at the close of business on June 21, 2024.
On January 16, 2024, we announced that we have reached an agreement to acquire Carrols Restaurant Group, Inc. (“Carrols”) in an all cash transaction for an aggregate total enterprise value of approximately $1.0 billion. The transaction is expected to be completed in the second quarter of 2024, subject to Carrols shareholder approval and other customary closing conditions. The transaction is expected to be financed with cash on hand and an additional $750 million of Term Loan B loans which have been secured on the same terms as the existing Term Loan B under our Credit Agreement.

2024 Guidance (Excluding Carrols)
RBI continues to expect consolidated capital expenditures, tenant inducements and incentives (including BK Royal Reset remodel incentives) of approximately $300 million and adjusted interest expense, net, between $555 million and $565 million.
RBI now expects Segment G&A for 2024 between $665 million and $685 million, including share-based compensation and non-cash incentive compensation expense between $180 million and $190 million.

Long-Term Guidance
RBI hosted an investor event on February 15, 2024 and announced the following long-term consolidated performance that the Company continues to expect to achieve, on average, from 2024 to 2028:
•3%+ Comparable Sales;
•5%+ Net Restaurant Growth;
•8%+ System-wide Sales growth; and
•Adjusted Operating Income growth at least as fast as system-wide sales growth.
Investor Conference Call
We will host an investor conference call and webcast at 10:00 a.m. Eastern Time on Tuesday, April 30, 2024, to review financial results for the first quarter ended March 31, 2024. The earnings call will be broadcast live via our investor relations website at http://rbi.com/investors and a replay will be available for 30 days following the release. The dial-in number is 1 (833)-470-1428 for U.S. callers, 1 (833)-950-0062 for Canadian callers, and 1 (929)-526-1599 for callers from other countries. For all dial-in numbers please use the following access code: 967699.

For further information: Investors: investor@rbi.com; Media: media@rbi.com

About Restaurant Brands International Inc.
Restaurant Brands International Inc. is one of the world's largest quick service restaurant companies with over $40 billion in annual system-wide sales and over 30,000 restaurants in more than 120 countries and territories. RBI owns four of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, POPEYES®, and FIREHOUSE SUBS®. These independently operated brands have been serving their respective guests, franchisees and communities for decades. Through its Restaurant Brands for Good framework, RBI is improving sustainable outcomes related to its food, the planet, and people and communities. To learn more about RBI, please visit the company’s website at www.rbi.com.

Forward-Looking Statements
This press release contains certain forward-looking statements and information, which reflect management's current beliefs and expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties.

These forward-looking statements include statements about our expectations regarding the effects and continued impact of the (i) our digital, marketing, remodel and technology enhancement initiatives and expectations regarding future expenditures relating to these initiatives, including our “Reclaim the Flame” plan to accelerate sales growth and drive franchisee profitability at Burger King, (ii) our expectations regarding the number of Burger Kings that will be modern image by 2028, (iii) our commitment to growth opportunities, plans and strategies for each of our brands and ability to enhance operations and drive long-term, sustainable growth, (iv) our expectation that the Carrols transaction will be completed in the second quarter of 2024 and financed with cash on hand and term loan debt for which RBI has received a financing commitment, (v) our expectations regarding consolidated capital expenditures, tenant inducements and incentives for 2024, (vi) our expectations regarding Segment G&A and share-based compensation and non-cash incentive compensation for 2024, and (vii) our long term guidance for 2024 to 2028 relating to comparable sales, net restaurant growth, system-wide sales growth and adjusted operating income.

The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the Securities and Exchange Commission and applicable Canadian securities regulatory authorities, such as its annual and quarterly reports and current reports on Form 8-K, and include the following risks related to (1) our substantial indebtedness, which could adversely affect our financial condition and prevent us from fulfilling our obligations; (2) global economic or other business conditions that may affect the desire or ability of our customers to purchase our products, such as inflationary pressures, high unemployment levels, declines in median income growth, consumer confidence and consumer discretionary spending and changes in consumer perceptions of dietary health and food safety; (3) our relationship with, and the success of, our franchisees and risks related to our nearly fully franchised business model; (4) our franchisees' financial stability and their ability to access and maintain the liquidity necessary to operate their businesses; (5) our supply chain operations; (6) our ownership and leasing of real estate; (7) the effectiveness of our marketing, advertising and digital programs and franchisee support of these programs; (8) significant and rapid fluctuations in interest rates and in the currency exchange markets and the effectiveness of our hedging activity; (9) our ability to successfully implement our domestic and international growth strategy for each of our brands and risks related to our international operations; (10) our reliance on franchisees, including subfranchisees to accelerate restaurant growth; (11) unforeseen events such as pandemics; (12) the ability of the counterparties to our credit facilities’ and derivatives’ to fulfill their commitments and/or obligations; (13) changes in applicable tax laws or interpretations thereof, and our ability to accurately interpret and predict the impact of such changes or interpretations on our financial condition and results; (14) evolving legislation and regulations in the area of franchise and labor and employment law; (15) our ability to address environmental and social sustainability issues; (16) the conflict between Russia and Ukraine, and the conflict in the Middle East; (17) our and Carrols ability to meet all the closing conditions such that timing of the acquisition of Carrols is consummated as anticipated; (18) our ability to utilize secured loans to fund the Carrols acquisition and (19) litigation or other regulatory matters that could impact the acquisition of Carrols.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In millions of U.S. dollars, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Revenues:
Sales	$729	$668
Franchise and property revenues	712	668
Advertising revenues and other services	298	254
Total revenues	1,739	1,590
Operating costs and expenses:
Cost of sales	606	550
Franchise and property expenses	126	123
Advertising expenses and other services	311	271
General and administrative expenses	173	175
(Income) loss from equity method investments	(3)	7
Other operating expenses (income), net	(18)	17
Total operating costs and expenses	1,195	1,143
Income from operations	544	447
Interest expense, net	148	142
Income before income taxes	396	305
Income tax expense	68	28
Net income	328	277
Net income attributable to noncontrolling interests	98	88
Net income attributable to common shareholders	$230	$189
Earnings per common share
Basic	$0.73	$0.61
Diluted	$0.72	$0.61
Weighted average shares outstanding (in millions):
Basic	314	309
Diluted	453	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions of U.S. dollars, except share data)
(Unaudited)

	As of
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,049	$1,139
Accounts and notes receivable, net of allowance of $46 and $37, respectively	749	749
Inventories, net	152	166
Prepaids and other current assets	121	119
Total current assets	2,071	2,173
Property and equipment, net of accumulated depreciation and amortization of $1,206 and $1,187, respectively	1,929	1,952
Operating lease assets, net	1,141	1,122
Intangible assets, net	10,970	11,107
Goodwill	5,702	5,775
Other assets, net	1,332	1,262
Total assets	$23,145	$23,391
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts and drafts payable	$734	$790
Other accrued liabilities	893	1,005
Gift card liability	187	248
Current portion of long-term debt and finance leases	110	101
Total current liabilities	1,924	2,144
Long-term debt, net of current portion	12,832	12,854
Finance leases, net of current portion	308	312
Operating lease liabilities, net of current portion	1,075	1,059
Other liabilities, net	862	996
Deferred income taxes, net	1,309	1,296
Total liabilities	18,310	18,661
Shareholders’ equity:
Common shares, no par value; unlimited shares authorized at March 31, 2024 and December 31, 2023; 316,382,439 shares issued and outstanding at March 31, 2024; 312,454,851 shares issued and outstanding at December 31, 2023	2,076	1,973
Retained earnings	1,640	1,599
Accumulated other comprehensive income (loss)	(747)	(706)
Total Restaurant Brands International Inc. shareholders’ equity	2,969	2,866
Noncontrolling interests	1,866	1,864
Total shareholders’ equity	4,835	4,730
Total liabilities and shareholders’ equity	$23,145	$23,391

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions of U.S. dollars)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net income	$328	$277
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49	46
Amortization of deferred financing costs and debt issuance discount	6	7
(Income) loss from equity method investments	(3)	7
(Gain) loss on remeasurement of foreign denominated transactions	(23)	8
Net (gains) losses on derivatives	(41)	(34)
Share-based compensation and non-cash incentive compensation expense	46	45
Deferred income taxes	18	(28)
Other	7	1
Changes in current assets and liabilities, excluding acquisitions and dispositions:
Accounts and notes receivable	(6)	(8)
Inventories and prepaids and other current assets	7	(20)
Accounts and drafts payable	(46)	(81)
Other accrued liabilities and gift card liability	(175)	(123)
Tenant inducements paid to franchisees	(5)	(6)
Other long-term assets and liabilities	(14)	4
Net cash provided by operating activities	148	95
Cash flows from investing activities:
Payments for property and equipment	(26)	(18)
Net proceeds from disposal of assets, restaurant closures, and refranchisings	2	4
Net payments from acquisition of franchised restaurants	(23)	—
Settlement/sale of derivatives, net	16	14
Net cash (used for) provided by investing activities	(31)	—
Cash flows from financing activities:
Repayments of long-term debt and finance leases	(24)	(32)
Payment of dividends on common shares and distributions on Partnership exchangeable units	(245)	(243)
Proceeds from stock option exercises	39	6
Proceeds from derivatives	28	29
Other financing activities, net	(1)	—
Net cash (used for) provided by financing activities	(203)	(240)
Effect of exchange rates on cash and cash equivalents	(4)	—
Increase (decrease) in cash and cash equivalents	(90)	(145)
Cash and cash equivalents at beginning of period	1,139	1,178
Cash and cash equivalents at end of period	$1,049	$1,033
Supplemental cash flow disclosures:
Interest paid	$170	$163
Net interest paid (a)	$115	$116
Income taxes paid	$87	$61
(a) Refer to reconciliation in Non-GAAP Financial Measures.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Key Operating Metrics

We evaluate our restaurants and assess our business based on the following operating metrics.

•System-wide sales growth refers to the percentage change in sales at all franchise restaurants and Company restaurants (referred to as system-wide sales) in one period from the same period in the prior year. Comparable sales refers to the percentage change in restaurant sales in one period from the same prior year period for restaurants that have been open for 13 months or longer for Tim Hortons, Burger King and Firehouse and 17 months or longer for Popeyes. Additionally, if a restaurant is closed for a significant portion of a month, the restaurant is excluded from the monthly comparable sales calculation.

•System-wide sales growth and comparable sales are measured on a constant currency basis, which means that results exclude the effect of foreign currency translation ("FX Impact") and are calculated by translating prior year results at current year monthly average exchange rates. We analyze key operating metrics on a constant currency basis as this helps identify underlying business trends, without distortion from the effects of currency movements.

•Unless otherwise stated, system-wide sales growth, system-wide sales and comparable sales are presented on a system-wide basis, which means they include franchised restaurants and Company restaurants. System-wide results are driven by our franchised restaurants, as nearly all system-wide restaurants are franchised. Franchise sales represent sales at all franchised restaurants and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales.

•Net restaurant growth ("NRG") refers to the net change in restaurant count (openings, net of permanent closures) over a trailing twelve month period, divided by the restaurant count at the beginning of the trailing twelve month period. In determining whether a restaurant meets our definition of a restaurant that will be included in our net restaurant growth, we consider factors such as scope of operations, format and image, separate franchise agreement, and minimum sales thresholds. We refer to restaurants that do not meet our definition as “alternative formats.” These alternative formats are helpful to build brand awareness, test new concepts and provide convenience in certain markets.

These metrics are important indicators of the overall direction of our business, including trends in sales and the effectiveness of each brand’s marketing, operations and growth initiatives.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	Three Months Ended March 31,
KPIs by Market	2024	2023
	(Unaudited)
System-wide Sales Growth
TH - Canada	8.3%	16.6%
BK - US	2.4%	8.1%
PLK - US	10.2%	9.1%
FHS - US	3.3%	7.4%

International
TH	10.8%	44.3%
BK	9.4%	19.1%
PLK	54.5%	66.7%
FHS	20.5%	8.9%

System-wide Sales (in US$ millions)
TH - Canada	$1,542	$1,420
BK - US	$2,631	$2,568
PLK - US	$1,424	$1,292
FHS - US	$286	$276

International
TH	$150	$136
BK	$3,790	$3,557
PLK	$272	$193
FHS	$4	$3

Comparable Sales
TH - Canada	7.5%	15.5%
BK - US	3.9%	8.7%
PLK - US	6.2%	3.4%
FHS - US	0.3%	6.7%

International
TH	(10.7)%	(3.0)%
BK	4.2%	12.5%
PLK	18.3%	29.8%
FHS	(4.0)%	1.1%

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure - Home Market and International KPIs by Brand

	As of
KPIs by Market	March 31, 2024	March 31, 2023
	(Unaudited)
Net Restaurant Growth
TH - Canada	(0.3)%	(1.2)%
BK - US	(2.8)%	(1.7)%
PLK - US	4.0%	5.9%
FHS - US	2.5%	1.6%

International
TH	18.0%	44.0%
BK	5.5%	5.1%
PLK	32.1%	30.6%
FHS	35.7%	7.7%

Restaurant Count
TH - Canada	3,872	3,882
BK - US	6,771	6,964
PLK - US	3,065	2,947
FHS - US	1,203	1,174

International
TH	1,313	1,113
BK	12,235	11,594
PLK	1,213	918
FHS	19	14

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Supplemental Disclosure
(Unaudited)

General and Administrative Expenses

	Three Months Ended March 31,
(in US$ millions)	2024	2023
Segment G&A (a):
TH	$42	$37
BK	36	34
PLK	22	21
FHS	14	13
INTL	53	46
CRG Transaction costs	4	—
FHS Transaction costs	—	19
Corporate restructuring and advisory fees	2	5
General and administrative expenses	$173	$175
(a) Segment G&A includes share-based compensation and non-cash incentive compensation expense of $46 million and $45 million for the three months ended March 31, 2024 and 2023, respectively. Segment G&A excludes income/expenses from non-recurring projects and non-operating activities, such as CRG Transaction costs, FHS Transaction costs and Corporate restructuring and advisory fees.

Other Operating Expenses (Income), net

	Three Months Ended March 31,
(in US$ millions)	2024	2023
Net losses (gains) on disposal of assets, restaurant closures, and refranchisings (a)	$2	$(2)
Litigation settlement (gains) and reserves, net	—	1
Net losses (gains) on foreign exchange (b)	(23)	8
Other, net	3	10
Other operating expenses (income), net	$(18)	$17

(a) Net losses (gains) on disposal of assets, restaurant closures, and refranchisings represent sales of properties and other costs related to restaurant closures and refranchisings. Gains and losses recognized in the current period may reflect certain costs related to closures and refranchisings that occurred in previous periods.
(b) Net losses (gains) on foreign exchange are primarily related to revaluation of foreign denominated assets and liabilities.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
(Unaudited)

Below, we define the non-GAAP financial measures, provide a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), and discuss the reasons why we believe this information is useful to management and may be useful to investors. These measures do not have standardized meanings under GAAP and may differ from similarly captioned measures of other companies in our industry.

Non-GAAP Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, RBI reports the following non-GAAP financial measures: Adjusted Operating Income (“AOI”), EBITDA, Adjusted EBITDA (on a consolidated and a segment basis), Adjusted Net Income, Adjusted Interest Expense, Adjusted Diluted Earnings per Share (“Adjusted Diluted EPS”), Organic revenue growth, Organic AOI growth, Organic Adjusted EBITDA growth, Organic Net Income growth, Organic Adjusted Net Income growth, Organic Adjusted Diluted EPS growth, Free Cash Flow, Net Debt, and Adjusted EBITDA Net Leverage. We believe that these non-GAAP measures are useful to investors in assessing our operating performance or liquidity, as they provide them with the same tools that management uses to evaluate our performance or liquidity and are responsive to questions we receive from both investors and analysts. By disclosing these non-GAAP measures, we intend to provide investors with a consistent comparison of our operating results and trends for the periods presented.

AOI represents income from operations adjusted to exclude (i) franchise agreement amortization as a result of acquisition accounting, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net and, (iv) income/expenses from non-recurring projects and non-operating activities. For the periods referenced in the following financial results, income/expenses from non-recurring projects and non-operating activities included (i) non-recurring fees and expense incurred in connection with the Firehouse Acquisition consisting of professional fees, compensation-related expenses and integration costs ("FHS Transaction costs"), (ii) non-recurring fees and expense incurred in connection with the Carrols Restaurant Group Acquisition consisting primarily of professional fees ("CRG Transaction costs") and (iii) non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements as well as services related to significant tax reform legislation and regulations ("Corporate restructuring and advisory fees"). Management believes that these types of expenses are either not related to our underlying profitability drivers or not likely to re-occur in the foreseeable future and the varied timing, size and nature of these projects may cause volatility in our results unrelated to the performance of our core business that does not reflect trends of our core operations. AOI is used by management to measure operating performance of the business, excluding these other specifically identified items that management believes are not relevant to management's assessment of our operating performance. AOI, as defined above, also represents our measure of segment income for each of our five operating segments.

EBITDA is defined as earnings (net income or loss) before interest expense, net, (gain) loss on early extinguishment of debt, income tax (benefit) expense, and depreciation and amortization and is used by management to measure operating performance of the business. Adjusted EBITDA is defined as EBITDA excluding (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense, (ii) (income) loss from equity method investments, net of cash distributions received from equity method investments, (iii) other operating expenses (income), net, and (iv) income or expense from non-recurring projects and non-operating activities (as described above). Adjusted EBITDA for each of the five reporting segments is defined as AOI for the respective segment operations adjusted to exclude (i) the non-cash impact of share-based compensation and non-cash incentive compensation expense associated with the segment and (ii) depreciation and amortization (excluding franchise agreement amortization as a result of acquisition accounting) associated with the segment.

Adjusted Net Income is defined as Net income excluding (i) franchise agreement amortization as a result of acquisition accounting, (ii) amortization of deferred financing costs and debt issuance discount, (iii) loss on early extinguishment of debt and interest expense, which represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021, (iv) (income) loss from equity method investments, net of cash distributions received from equity method investments, (v) other operating expenses (income), net, and (vi) income or expense from non-recurring projects and non-operating activities (as described above).

Adjusted Interest Expense is defined as interest expense, net less (i) amortization of deferred financing costs and debt issuance discount and (ii) non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

Adjusted Diluted EPS is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of RBI during the reporting period. Adjusted Net Income and Adjusted Diluted EPS are used by management to evaluate the operating performance of the business, excluding certain non-cash and other specifically identified items that management believes are not relevant to management’s assessment of operating performance.

Net debt is defined as Total debt less cash and cash equivalents. Total debt is defined as long-term debt, net of current portion plus (i) Finance leases, net of current portion, (ii) Current portion of long-term debt and finance leases and (iii) Unamortized deferred financing costs and deferred issue discount. Net debt is used by management to evaluate the Company's liquidity. We believe this measure is an important indicator of the Company's ability to service its debt obligations.

Adjusted EBITDA Net Leverage is defined as Net Debt divided by Adjusted EBITDA. Net Income Net Leverage is defined as Net Debt divided by Net Income. Both of these metrics are operating performance measures that we believe provide investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

Revenue growth, Adjusted Operating Income growth and Adjusted EBITDA growth, Adjusted Net Income growth and Adjusted Diluted EPS growth on an organic basis, are non-GAAP measures that exclude the impact of FX movements. Management believes that organic growth is an important metric for measuring the operating performance of our business as it helps identify underlying business trends, without distortion from the effects of FX movements. We calculate the impact of FX movements by translating prior year results at current year monthly average exchange rates.

Free Cash Flow is the total of Net cash provided by operating activities minus Payments for property and equipment. Free Cash Flow is a liquidity measure used by management as one factor in determining the amount of cash that is available for working capital needs or other uses of cash, however, it does not represent residual cash flows available for discretionary expenditures.

Net Interest Paid is the total of cash interest paid in the period, cash proceeds (payments) related to derivatives, net from both investing activities and financing activities and cash interest income received. This liquidity measure is used by management to understand the net effect of interest paid, received and related hedging payments and receipts.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Organic Growth
(Unaudited)

	Three Months Ended March 31,		Variance		Impact of FX Movements	Organic Growth
(in US$ millions, except per share amounts)	2024	2023	$	%	$	$	%
Revenue
TH	$939	$893	$46	5.1%	$2	$44	4.8%
BK	$350	$297	$53	17.9%	$—	$53	17.9%
PLK	$178	$160	$18	11.5%	$—	$18	11.5%
FHS	$50	$37	$13	33.9%	$—	$13	33.9%
INTL	$222	$203	$19	9.7%	$(4)	$23	11.6%
Total Revenues	$1,739	$1,590	$149	9.4%	$(1)	$150	9.5%

Income from Operations	$544	$447	$97	21.7%	$(5)	$102	23.0%
Net Income	$328	$277	$51	18.4%	$(5)	$56	20.6%

Adjusted Operating Income
TH	$224	$212	$12	5.6%	$1	$11	5.4%
BK	$106	$96	$10	10.1%	$—	$10	10.1%
PLK	$58	$51	$7	13.8%	$—	$7	13.8%
FHS	$10	$9	$1	9.9%	$—	$1	9.8%
INTL	$142	$137	$5	3.3%	$(5)	$10	7.3%
Adjusted Operating Income	$540	$505	$35	6.8%	$(5)	$40	7.7%

Adjusted EBITDA
TH	$262	$248	$14	5.6%	$1	$13	5.3%
BK	$125	$115	$10	8.9%	$—	$10	8.8%
PLK	$67	$59	$8	13.7%	$—	$8	13.7%
FHS	$14	$13	$1	8.3%	$—	$1	8.3%
INTL	$159	$153	$6	3.9%	$(5)	$11	7.4%
Adjusted EBITDA	$627	$588	$39	6.7%	$(4)	$43	7.4%

Adjusted Net Income	$331	$340	$(9)	(2.8)%	$(4)	$(5)	(1.7)%
Adjusted Diluted Earnings per Share	$0.73	$0.75	$(0.02)	(2.0)%	$(0.01)	$(0.01)	(0.9)%

Note: Totals and percentage changes may not recalculate due to rounding.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Income from Operations to Adjusted Operating Income
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2024	2023

Income from operations	$544	$447
Franchise agreement amortization	8	8
CRG Transaction costs(2)	4	—
FHS Transaction costs(3)	—	19
Corporate restructuring and advisory fees(4)	2	5
Impact of equity method investments(5)	—	9
Other operating expenses (income), net	(18)	17
Adjusted Operating Income	$540	$505

Segment income:
TH	$224	$212
BK	106	96
PLK	58	51
FHS	10	9
INTL	142	137
Adjusted Operating Income	$540	$505

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(in US$ millions)	2024	2023

Net Income	$328	$277
Income tax expense(6)	68	28
Interest expense, net	148	142
Income from operations	544	447
Depreciation and amortization	49	46
EBITDA	593	493
Share-based compensation and non-cash incentive compensation expense(1)	46	45
CRG Transaction costs(2)	4	—
FHS Transaction costs(3)	—	19
Corporate restructuring and advisory fees(4)	2	5
Impact of equity method investments(5)	—	9
Other operating expenses (income), net	(18)	17
Adjusted EBITDA	$627	$588

Adjusted EBITDA by segment:
TH	$262	$248
BK	125	115
PLK	67	59
FHS	14	13
INTL	159	153
Adjusted EBITDA	$627	$588

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS
(Unaudited)

	Three Months Ended March 31,
(in US$ millions, except per share data)	2024	2023
Net income	$328	$277
Income tax expense(6)	68	28
Income before income taxes	396	305
Adjustments:
Franchise agreement amortization	8	8
Amortization of deferred financing costs and debt issuance discount	6	7
Interest expense and loss on extinguished debt(7)	3	12
CRG Transaction costs(2)	4	—
FHS Transaction costs(3)	—	19
Corporate restructuring and advisory fees(4)	2	5
Impact of equity method investments(5)	—	9
Other operating expenses (income), net	(18)	17
Total adjustments	5	77
Adjusted income before income taxes	401	382
Adjusted income tax expense(6)(8)	70	42
Adjusted net income	$331	$340
Adjusted diluted earnings per share	$0.73	$0.75
Weighted average diluted shares outstanding	453	456

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Net Leverage, Reconciliation of Free Cash Flow and Net Interest Paid
(Unaudited)

	As of
(in US$ millions, except ratio)	March 31, 2024	March 31, 2023
Long-term debt, net of current portion	$12,832	$12,821
Finance leases, net of current portion	308	310
Current portion of long-term debt and finance leases	110	128
Unamortized deferred financing costs and deferred issue discount	117	105
Total debt	13,367	13,364

Cash and cash equivalents	1,049	1,033
Net debt	12,318	12,331

LTM Net Income	1,769	1,489
Net Income Net leverage	7.0x	8.3x

LTM adjusted EBITDA	2,593	2,436
Adjusted EBITDA Net leverage	4.8x	5.1x

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C
Net cash provided by operating activities	$148	$95	$234	$1,323	$1,490	$1,376	$1,351
Payments for property and equipment	(26)	(18)	(10)	(120)	(100)	(128)	(108)
Free Cash flow	$122	$77	$224	$1,203	$1,390	$1,248	$1,243

	Three Months Ended March 31, 2024
(in US$ millions)	2024	2023
Interest Paid	$170	$163

Proceeds from derivatives, net within investing activities (a)	16	11
Proceeds from derivatives, net within financing activities	28	29
Interest income	11	7
Net Interest Paid	$115	$116

(a) Three months ended March 31, 2023 excludes $3 million of forward currency contracts included within cost of sales in earnings. No amounts excluded from three months ended March 31, 2024.

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
(Unaudited)

	Three Months Ended March 31,			Twelve Months Ended December 31,		Twelve Months Ended March 31,
(in US$ millions)	2024	2023	2022	2023	2022	2024	2023
Calculation:	A	B	C	D	E	A + D - B	B + E - C

Net income	$328	$277	$270	$1,718	$1,482	$1,769	$1,489
Income tax expense (benefit)	68	28	53	(265)	(117)	(225)	(142)
Loss on early extinguishment of debt	—	—	—	16	—	16	—
Interest expense, net	148	142	127	582	533	588	548
Income from operations	544	447	450	2,051	1,898	2,148	1,895
Depreciation and amortization	49	46	49	191	190	194	187
EBITDA	593	493	499	2,242	2,088	2,342	2,082
Share-based compensation and non-cash incentive compensation expense(1)	46	45	27	194	136	195	154
CRG Transaction costs(2)	4	—	—	—	—	4	—
FHS Transaction costs(3)	—	19	1	19	24	—	42
Corporate restructuring and advisory fees(4)	2	5	3	38	46	35	48
Impact of equity method investments(5)	—	9	16	6	59	(3)	52
Other operating expenses (income), net	(18)	17	(16)	55	25	20	58
Adjusted EBITDA	$627	$588	$530	$2,554	$2,378	$2,593	$2,436

RESTAURANT BRANDS INTERNATIONAL INC. AND SUBSIDIARIES
Non-GAAP Financial Measures
Footnotes to Reconciliation Tables

(1)Represents share-based compensation expense associated with equity awards for the periods indicated; also includes the portion of annual non-cash incentive compensation expense that eligible employees elected to receive or are expected to elect to receive as common equity in lieu of their 2024 and 2023 cash bonus, respectively.

(2)On January 16, 2024, we announced that we have reached an agreement to acquire all of Carrols Restaurant Group Inc. (“Carrols”) issued and outstanding shares that are not held by RBI or its affiliates. The transaction is expected to be completed in the second quarter of 2024 and is subject to customary closing conditions. In connection with the acquisition of Carrols, we incurred certain non-recurring fees and expenses (“CRG Transaction costs”) during the three months ended March 31, 2024, consisting primarily of professional fees. We expect to incur additional CRG Transaction costs through 2024 as we complete the acquisition and integrate the operations of Carrols.

(3)In connection with the acquisition and integration of Firehouse Subs, we incurred certain non-recurring general and administrative expenses during the three months ended March 31, 2023, primarily consisting of professional fees, compensation related expenses and integration costs. We did not incur any additional FHS Transaction costs subsequent to March 31, 2023 and do not expect to incur any additional FHS Transaction costs in the future.

(4)Non-operating costs from professional advisory and consulting services associated with certain transformational corporate restructuring initiatives that rationalize our structure and optimize cash movements within our structure as well as services related to significant tax reform legislation and regulations.

(5)Represents (i) (income) loss from equity method investments and (ii) cash distributions received from our equity method investments. Cash distributions received from our equity method investments are included in segment income.

(6)The effective tax rate was reduced by 3.0% and 0.8% for the three months ended March 31, 2024 and 2023, respectively, and our adjusted effective tax rate was reduced by 3.0% and 0.6% for the three months ended March 31, 2024 and 2023, respectively, as a result of excess tax benefits from equity-based compensation.

(7)Represents loss on early extinguishment of debt and interest expense. Interest expense included in this amount represents non-cash interest expense related to losses reclassified from accumulated comprehensive income (loss) into interest expense in connection with interest rate swaps de-designated in May 2015, November 2019 and September 2021.

(8)Adjusted income tax expense includes the tax impact of the non-GAAP adjustments and is calculated using our statutory tax rate in the jurisdiction in which the costs were incurred.